EXHIBIT 99.7

Consent of Prospective Director

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named as a person who is about to become a director of Granite Hotel Properties, Inc., a Delaware corporation, in its Registration Statement on Form S-4, to which this consent is an exhibit, and any and all amendments thereto.

Dated: June 28, 2012

By:	/s/ Ralph Horn
Ralph Horn